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                                                                    EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement"), to be effective as of the Effective Time (as defined in an Agreement and Plan of Merger (the "Acquisition Agreement") dated as of the date hereof (as it may be amended) among Hadco Corporation, a Massachusetts corporation ("Hadco"), Hadco Acquisition Corp. II, a Delaware corporation ("Sub"), and Continental Circuits Corp., a Delaware corporation ("Continental")), by and between Hadco and Frederick G. McNamee, III, an individual ("Employee").

         Whereas, Employee is currently the chief executive officer and president of Continental; and

         Whereas, the Acquisition Agreement contemplates the acquisition by Sub of all of the outstanding capital stock of Continental, with a subsequent merger of Sub into Continental, and the renaming of the Surviving Corporation (as defined in the Acquisition Agreement) to be Hadco Phoenix, Inc. ("Hadco Phoenix"); and

         Whereas, in connection with the acquisition, Employee has agreed to serve as an employee of Hadco upon the terms and conditions set forth herein.

         Now, therefore, in consideration of the premises and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT AND DUTIES. Hadco agrees to employ Employee on a full-time basis, subject to the terms and conditions provided herein, and Employee agrees to accept such full-time employment upon said terms and conditions. Employee's initial title shall be Senior Vice President, Hadco Phoenix, in which capacity Employee shall have general responsibility for the activities and operations of Hadco Phoenix and all of its direct wholly-owned subsidiaries, subject to the direction and control of Hadco's chief executive officer. Although Employee understands that his duties will include a substantial amount of business travel, during the entire term of employment, he shall be based in the Phoenix, Arizona, area, unless otherwise agreed between the parties in the future. Employee's employment shall be subject to the standard terms, conditions, and policies applicable to all Hadco employees, as such terms, conditions and policies may exist from time to time.

         2. TERM. The term of employment under this Agreement (the "Term") shall commence on the Effective Time and shall continue for a period of two years, unless earlier terminated as set forth in Section 5 below.

         3. COMPENSATION.

            a. BASE SALARY. Hadco agrees to pay Employee a base salary, before deducting all applicable withholdings, at the annual rate of $235,000 (the "Base Salary"), which shall be payable in accordance with Hadco's standard executive payroll policies as they may be revised from time to time. The Base Salary may be increased during the Term hereof at the discretion of the chief executive officer of Hadco.

            b. BONUS. Employee shall be eligible to participate in the bonus programs of Hadco applicable to senior executives, as such programs may exist from time to time.

            c. STOCK OPTIONS. Employee shall be granted non-qualified stock options to purchase 40,000 shares of Hadco common stock, pursuant to and subject to the terms and provisions of Hadco's Non-Qualified Stock Option Plan of November 29, 1995, at the fair market value of such stock as of the last business day immediately preceding the Effective Time. Such option shall be evidenced by a Stock Option Agreement in the form customarily utilized by Hadco for such grants.

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            d. BENEFITS. Employee shall be accorded such benefits as are customarily enjoyed by senior executives of Hadco.

         4. INVESTMENT. Employee agrees to purchase from Hadco, on the Effective Time, 40,000 shares of Hadco common stock at the fair market value of such stock (measured as the average between the high and low trading prices of Hadco's common stock on the last business day immediately preceding the Effective Time), which shares will not have been registered under the Securities Act of 1933, as amended. Employee understands and agrees that such shares will not be salable on the open market, and Employee represents and warrants that he is purchasing such shares for investment purposes and not with a view to distribution, and that he is an "Accredited Investor" (as such term is defined in Regulation D of the Securities Act of 1933, as amended). Employee agrees that certificates representing such shares shall bear appropriate restrictive legends, and further agrees that the shares may be subject to a stop transfer order until such time as transfer of the shares may be effected without violation of state or federal securities laws.

         5. SEVERANCE. If, during the Term hereof, Employee's employment is terminated by Hadco without cause, or is terminated by Employee for Good Reason (as defined herein), Employee shall be paid his full Base Salary for the remainder of the Term. For purposes of this Agreement, the following definitions shall apply:

                           (a) CAUSE. Hadco shall have "cause" to terminate
                  Employee's employment in the event of (i) Employee's willful and continued failure to substantially perform his duties (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered by Hadco which demand specifically identifies the manner in which Employee has not substantially performed his duties, or (ii)(x) Employee shall have been guilty of any act or acts of dishonesty constituting a felony, or (y) Employee shall have violated any provision of any confidentiality, nondisclosure, assignment of invention, noncompetition or similar agreement entered into by him in connection with his employment by Hadco. For purposes of this subsection, no act or failure to act on the part of Employee shall be deemed "willful" unless done or omitted to be done by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of Hadco.

                             (b) GOOD REASON. "Good Reason" shall mean, without
                  Employee's consent, the occurrence of the following:

                                    (i) any significant diminution in Employee's position, duties, responsibilities, power, title or office;

                                    (ii) any reduction in Employee's annual base salary; or

                                    (iii) any requirement by Hadco that the
                                    location at which Employee performs his
                                    principal duties be outside a radius of 30 miles from Phoenix.

         6.       NON-COMPETITION; NON-SOLICITATION.

                          a. NON-COMPETE. Employee agrees that he will not, during the Term, directly or indirectly, engage in (whether as an officer, employee, consultant, director, proprietor, agent, partner or otherwise) or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in competition with Hadco or any of its subsidiaries or affiliates in the business of manufacture or sale of printed circuit boards or of other electronic interconnect products, or in the development of technologies for such businesses. The territory to which this restriction shall apply shall be worldwide. It is agreed that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision.

                  b. CONFIDENTIAL INFORMATION. Employee acknowledges that Employee may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, Employee



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         agrees that "Confidential Information" shall mean information or material proprietary to Hadco or any of its direct or indirect subsidiaries or designated as Confidential Information by Hadco and not generally known by non-Hadco personnel, which Employee develops or of or to which Employee may obtain knowledge or access through or as a result of Employee's relationship with Hadco or any of its direct or indirect subsidiaries (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing) related to Hadco's business: discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing techniques and materials, marketing and development plans, business plans, customer names and other information related to customers, price lists, pricing policies, methods of operation, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which Hadco or any of its direct or indirect subsidiaries obtains from another party and which Hadco treats as proprietary or confidential, or designates as Confidential Information, whether or not owned by or developed by Hadco. Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

                           (1) To furnish Hadco on demand, at any time during or after employment, a complete list of the names and addresses of all present, former and potential suppliers, customers and other contacts gained while an employee of Hadco in Employee's possession, whether or not in the possession or within the knowledge of Hadco.

                           (2) That all notes, memoranda, electronic storage, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to Hadco, and Employee agrees to turn over all copies of such materials in Employee's control to Hadco upon request or upon termination of Employee's employment with Hadco.

                           (3) That while employed by Hadco and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for Hadco.

                           (4) That any idea in whole or in part conceived of or made by Employee during the term of his employment, consulting, or similar relationship with Hadco which relates directly or indirectly to Hadco's current or planned lines of business and is made through the use of any of the Confidential Information or any of Hadco equipment, facilities, trade secrets or time, or which results from any work performed by Employee for Hadco, shall belong exclusively to Hadco and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to Hadco all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to Hadco, without charge to Hadco (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of Hadco to obtain patents or copyrights or to otherwise protect or vest in Hadco the entire right and title in and to the Confidential Information.

                  c. NON-SOLICITATION. During the Term and for a period of one year thereafter, Employee agrees that he shall not (for the purpose of or which results in competition with Hadco or any of its affiliates or subsidiaries) either solicit any persons or companies who were customers, clients, suppliers or business patronage of Hadco during the Term or prior thereto or of any of its predecessors, affiliates or



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         subsidiaries or use any Confidential Information; nor will he solicit for any purpose the employment of any employees of Hadco or any of its affiliates or subsidiaries during the Term or for a period of one year thereafter.

                  d. INJUNCTIONS. It is agreed that the restrictions contained in this Section 6 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, Employee agrees that, in addition to and without limiting any other right or remedy Hadco may have, Hadco shall have the right to an injunction against Employee issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to Hadco.

                  e. PART OF CONSIDERATION. Employee also agrees, acknowledges, covenants, represents and warrants that he is fully and completely aware that, and further understands that, the foregoing restrictive covenants are an essential part of the consideration for Hadco entering into this Agreement and that Hadco is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties.

                  f. TIME AND TERRITORY REDUCTION. If the period of time and/or territory described above are held to be in any respect an unreasonable restriction, it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

                  g. APPLICABILITY TO SUBSIDIARIES. As used in this Section, Hadco shall mean and include Hadco Corporation and all or its direct or indirect subsidiaries.

                  h. SURVIVAL. The obligations described in this Section 6 shall survive any termination of this Agreement, except for a termination under Section 14 hereof, or any termination of the employment relationship created hereunder.

         7. GOVERNING LAW AND VENUE. Arizona law shall govern the construction and enforcement of this Agreement and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

         8. CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereof.

         9. NONDELEGABILITY OF EMPLOYEE'S RIGHTS AND HADCO ASSIGNMENT RIGHTS. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. This Agreement shall be assigned automatically to any entity merging with or acquiring Hadco or its business.

         10. SEVERABILITY. If any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either (a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or (b) if such a modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

         11. ATTORNEYS' FEES. Except as otherwise provided herein, if any party hereto institutes an action or other




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proceeding to enforce any rights arising out of this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

         12. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed duly given, upon receipt, if either personally delivered, sent by certified mail, return receipt requested, or sent by a nationally-recognized overnight courier service, addressed to the parties as follows:


         IF TO HADCO:          Hadco Corporation
                                                     12A Manor Parkway
                                                     Salem, NH
                                                     Attention: Chief Executive Officer

         With a copy to:       Testa, Hurwitz &Thibeault, LLP
                                                     Attention: Stephen A. Hurwitz
                                                     125 High Street
                                                     Boston, MA 02110

         IF TO EMPLOYEE:       Frederick G. McNamee, III
                                                     Hadco Phoenix Inc.
                                                     3502 East Roeser Road
                                                     Phoenix, AZ 85040

or to such other address as either party may provide to the other in accordance with this Section.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof (i.e., Employee's employment by Hadco) and supersedes all prior or contemporaneous employment agreements and understandings or agreements in regard to Employee's employment. Employee hereby acknowledges and agrees that as of the Effective Time the Employment Agreement dated as of August 1, 1997 by and between Continental and Employee and the letter agreement dated May 8, 1997 by and between Continental and Employee and any all other agreements between Continental and Employee are hereby terminated and shall be of no further force or effect, except that all confidentiality obligations and non-disclosure obligations of Employee to Continental shall nonetheless survive. No modification or addition to this Agreement shall be valid unless in writing, specifically referring to this Agreement and signed by all parties hereto. No waiver of any rights under this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Agreement shall be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

         14. OTHER PROVISIONS. The parties agree that if the Acquisition Agreement terminated under Section 8.1 thereof, this Agreement shall be null and void with no liability by any party to any other party by reason of this Agreement becoming so null and void.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of February 15, 1998.



HADCO:                                         EMPLOYEE:
Hadco Corporation.
a Massachusetts corporation


By: ______________________________             _________________________________
                                               Frederick G. McNamee, III
Title: ____________________________